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                                                                     Exhibit 4.6

                            IVIVI TECHNOLOGIES, INC.
                    REDEEMABLE COMMON STOCK PURCHASE WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED ("TRANSFERRED") IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. IN THE ABSENCE OF SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                    VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
            ON THE LAST DAY OF THE EXERCISE PERIOD (AS DEFINED BELOW)

                    REDEEMABLE COMMON STOCK PURCHASE WARRANT
                                       OF
                            IVIVI TECHNOLOGIES, INC.

         This is to certify that, FOR VALUE RECEIVED, ____________________ ("HOLDER"), is entitled to purchase, subject to the provisions of this Redeemable Common Stock Purchase Warrant (this "WARRANT"), from Ivivi Technologies, Inc., a New Jersey corporation (the "COMPANY"), at an initial exercise price per share equal to (i) if an IPO (as defined herein) has occurred prior to the exercise of this Warrant, 100% of the IPO Price (as defined herein) or (ii) if an IPO has not occurred prior to the exercise of this Warrant, $7.00 per share (the "INITIAL EXERCISE PRICE"), subject to adjustment as provided in this Warrant, such number of shares of common stock, no par value per share, of the Company (the "COMMON STOCK") equal to either (i) if the Note (as defined in the Subscription Agreement) has been converted as of the date of the exercise of this Warrant, the number of shares of Common Stock into which the Note was converted or (ii) if the Note (as defined in the Subscription Agreement) has not been converted as of the date of the exercise of this Warrant, such number of shares of Common Stock into which the Note is then convertible. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "WARRANT STOCK," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "EXERCISE PRICE."

1. ISSUANCE OF WARRANT. This Warrant is being issued pursuant to that certain Subscription Agreement, dated as of the date hereof, between the Company and the Holder (the "SUBSCRIPTION AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement. In addition the following terms have the meanings set forth below:

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                  "ACT" shall mean the Securities Act of 1933, as amended.

                  "ADM TRONICS" shall mean ADM Tronics Unlimited, Inc., a Delaware corporation.

                  "APPROVED MARKET" shall mean any public market in the United States on which the Common Stock is trading (it being understood that the Pink Sheets Quotation Service shall not qualify as an Approved Market for these purposes).

                  "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks in the City of New York are required or permitted by law to be closed.

                  "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "DECEMBER 2004 PRIVATE OFFERING" shall mean the Company's joint offering with ADM Tronics, pursuant to which the Company, together with ADM Tronics, raised gross proceeds of $3,637,500 through the sale of joint unsecured convertible notes and warrants, which was completed in December 2004.

                  "EXERCISE COMMENCEMENT DATE" shall mean ________, 2006.

                  "EXERCISE PERIOD" shall mean the period commencing on Exercise Commencement Date and ending at 5 p.m. (Eastern Time) on the fifth anniversary of the Exercise Commencement Date.

                  "FEBRUARY 2005 PRIVATE OFFERING" shall mean the Company's joint offering with ADM Tronics, pursuant to which the Company, together with ADM Tronics, raised gross proceeds of $2,450,000 through the sale of joint unsecured convertible notes and warrants, which was completed in February 2005.

                  "IPO" shall mean the consummation of an initial public offering of shares of Common Stock.

                  "IPO PRICE" shall mean the initial public offering price at which shares of Common Stock is offered and sold to the public pursuant to an IPO.

                  "MARKET PRICE" shall mean, with respect to the Common Stock, on any date of determination, the average for the twenty (20) consecutive Trading Days (as defined below) preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading.

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                  "NOVEMBER 2005 PRIVATE OFFERING" shall mean the Company's
offering pursuant to which the Company raised gross proceeds of up to $2,000,000 through the sale to the Holder and other Purchasers of notes and warrants, on or before the date hereof.

                  "PERMITTED ISSUANCES" shall mean (i) Common Stock issued pursuant to a stock split or subdivision; (ii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company; (iii) Common Stock issued or issuable upon exercise or conversion of the Warrants or Notes or any other securities exercisable or exchangeable for, or convertible into, shares of Common Stock outstanding as of the date of this Warrant, including, without limitation, Common Stock issuable upon the exercise or conversion of securities issued to purchasers of notes and warrants in the December 2004 Private Offering, the February 2005 Private Offering and the November 2005 Private Offering, or Common Stock issued or issuable upon payment of interest or penalties in respect of any such securities; and (iv) Common Stock issued or issuable in a transaction approved in advance by the holders of more than 50% of the then outstanding warrants issued in connection with the November 2005 Private Offering.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "TRADING DAY" means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (ii) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system.

         2. EXERCISE OF WARRANT/REGISTRATION RIGHTS.

         (a) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the purchase form annexed to this Warrant (the "PURCHASE FORM") duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in the Purchase Form in cash. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company, if any, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 6 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Common Stock shall be rounded up to the nearest whole share.

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         (b) The Company's obligations under Section 9 of the Subscription
Agreement with respect to the registration under the Act of the shares issuable upon the exercise of this Warrant are incorporated herein by reference. The Company has also granted "piggyback" registration rights to the Holder, as more fully described under Section 9 of the Subscription Agreement.

         3. RESERVATION OF SHARES; FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the assignment form annexed hereto (the "ASSIGNMENT FORM") duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

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         6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows and the Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event:

         (a) Stock Dividends, Subdivisions and Combinations. If at any time Company shall:

                     (i) take a record of the holders of its Common Stock for
            the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                     (ii) subdivide or reclassify its outstanding shares of
            Common Stock into a larger number of shares of Common Stock, or

                     (iii) combine or reclassify its outstanding shares of
            Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price(s) shall be adjusted to equal (A) the Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

         (b) Certain Other Distributions and Adjustments.

                     (i) If at any time Company shall take a record of the
            holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                           (A) cash,

                           (B) any evidences of its indebtedness, any shares of
                  its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or

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                           (C) any warrants or other rights to subscribe for or
                  purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), then Holder, upon exercise of this Warrant, shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant.

                  (ii) A reclassification of the Common Stock (other than a
            change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock and in such event Holder shall be entitled to receive such distribution as if Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

         (c) Adjustment for Issuance of Additional Shares of Common Stock.

                     (i) If, at any time after the consummation of an IPO when
            the Common Stock is listed or admitted for trading on a principal national securities exchange or inter-dealer quotation system and the Market Price is less than the Exercise Price, the Company shall issue or sell any shares of Common Stock in exchange for consideration in an amount per share of Common Stock less than the Exercise Price, determined as of the date of such issuance or sale, other than Permitted Issuances, then (A) the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock which the aggregate offering price would purchase based upon the Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock issued or issuable in such offering, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to clause (A) above.

                     (ii) The provisions of paragraph (i) of this Section 6(c)
            shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d) or Section 6(e).

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         (d) Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or if, at any time after the consummation of an IPO when the Common Stock is listed or admitted for trading on a principal national securities exchange or inter-dealer quotation system and the Market Price is less than the Exercise Price, the Company shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Exercise Price, then the number of shares for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall be deemed to have received all the consideration payable therefor, if any, as of the date of issuance of such warrants or other rights. No further adjustment of the Exercise Price(s) shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

         (e) Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or if, at any time after the consummation of an IPO when the Common Stock is listed or admitted for trading on a principal national securities exchange or inter-dealer quotation system and the Market Price is less than the Exercise Price, the Company shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the then current Exercise Price, then the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. If any issue or sale of Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price have been or are to be made pursuant to Section 6(d), no further adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be made by reason of such record, issue or sale.

         (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this
Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

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         (g) The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 6.

         (h) In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (g), inclusive, of this Warrant.

         (i) Permitted Issuances. Notwithstanding the foregoing, no adjustment shall be effected due to, or as a result of, any Permitted Issuances.

         (j) Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 6, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

         7. REDEMPTION. Provided the shares of Common Stock issuable upon exercise of this Warrant are registered with the SEC for resale to the public, or an exemption to the registration requirements is available to the Holder of this Warrant under Rule 144, the Company may, at its option, call for the redemption of the then outstanding Warrants in the event that: (i) the Market Price of the Common Stock is at or above $31.26 per share for twenty (20) consecutive Trading Days ending on the day prior to the date on which the Company gives notice that it is requiring exercise of the Warrants; and (ii) the shares of Common Stock issuable upon exercise of the Warrants are registered with the SEC for resale to the public, or an exemption to the registration requirements is available to the holder of the Warrants under Rule 144, provided, however, that the aggregate number of Warrants to be redeemed shall not exceed the cumulative trading volume for the ten (10) consecutive Trading Days prior to such redemption within any thirty (30) day period. The number of Warrants to be redeemed shall be pro rata among each holder of the then outstanding Warrants. The redemption price to be paid by the Company shall be equal to $1.00 per Warrant.

         The Company shall deliver to the Holder written notice of the Company's intent to exercise its redemption option pursuant to this Section 7 no later than the thirtieth (30th) day before the date fixed for redemption. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the redemption price of $1.00 per Warrant upon surrender.

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         8. OFFICER'S CERTIFICATE. Whenever the Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. A copy of each such officer's certificate shall be forwarded to the Holder.

         9. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (iv) if the Company shall file a registration statement under the Securities Act, on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in clauses (i), (ii), (iii) or (iv), as the case may be, of this Section 9 a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or (z) such registration statement is to be filed with the SEC.

         10. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 3 regarding the increase in the number of shares of Warrant Stock potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant.

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         11. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or
the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                     (i) to a person who, in the opinion of counsel for the
            Company, is a person to whom this Warrant or Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 11 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

                     (ii) to any person upon delivery of a prospectus then
            meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

         12. GOVERNING LAW; JURISDICTION. This Warrant, and all matters arising directly or indirectly here from, shall be governed by and construed in accordance with the laws of the State of New Jersey, notwithstanding the choice of law or conflicts of law principles thereof. Each of the parties hereto hereby
(i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the District of New Jersey or the Superior Court of New Jersey (and of the appropriate appellate courts therefrom) in connection with any suit, action or other proceeding arising out of or relating to this Warrant, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and (iii) agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided by Section 13.

         13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

                                   Ivivi Technologies, Inc.
                                   224-S Pegasus Avenue
                                   Northvale, New Jersey  07647
                                   Attn: President
                                   Tel: (201) 784-8168
                                   Fax:  (201)  784-0620

or such other address as it shall have specified to the Holder in writing, with a copy (which shall not constitute notice) to:

                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey 07068
                                    Attn:  Steven M. Skolnick, Esq.
                                    Tel: 973-597-2500
                                    Fax: 973-597-2477

         If to the Holder:          _______________________

                                    _______________________

                                    _______________________

         14. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

                            [Signature page follows]

         IN WITNESS WHEREOF, this Warrant has been duly executed as of ________ __, 2006.


                            IVIVI TECHNOLOGIES, INC.



                            By: ________________________________
                                Name:
                                Title:

                                  PURCHASE FORM



                         Dated: _______________, 20_____

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of $___________ in payment of the actual exercise price thereof.


         The undersigned confirms the continuing validity of, and reaffirms as of the date hereof, the representations and warranties set forth in Section 6 of the Subscription Agreement, dated as of February 23, 2006, by and among the Company and the undersigned under which the Warrant was issued to the undersigned.




                                          --------------------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name:_____________________________________________
     (Please typewrite or print in block letters)



Signature:________________________________________



Social Security or Employer Identification No.:_________________________

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto:

Name:________________________________________________
       (Please typewrite or print in block letters)

Address:_____________________________________________

Social Security or Employer Identification No.:__________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney to transfer the same on the books of the Company with full power of substitution.

         Dated: _________________, 200_.



                                      Signature:________________________________


Signature Guaranteed:


-----------------------------------